As Filed with the Securities and Exchange Commission on November 13, 2023

Registration No.: 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA GREEN AGRICULTURE, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	36-3526027
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3rd floor, Borough A, Block A. No. 181,
South Taibai Road, Xi’an, Shaanxi province, PRC	710065
(Address of Principal Executive Offices)	(Zip Code)

2023 Equity Incentive Plan

2009 Equity Incentive Plan

2012 Amended and Restated Employee Stock Purchase Plan

(Full Title of the Plan)

Mr. Zhuoyu Li

Chief Executive Officer

3rd floor, Borough A, Block A. No. 181,

South Taibai Road, Xi’an, Shaanxi province, PRC 710065

(Name and Address of Agent for Service)

+86-29-88266368

(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Robert Zepfel, Esq.

Haddan & Zepfel LLP

363 San Miguel Dr. Suite 210

Newport Beach, CA 92660-8034

(949) 706-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

China Green Agriculture, Inc. (the “Company”, “we,” “us” or “our”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 2,700,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”) issuable under our 2023 Equity Incentive Plan, dated as of August 15, 2023 (the “2023 Plan”), as voted, and approved in the annual shareholders meeting on November 7, 2023; (ii) 325,000 additional shares of Common Stock issuable under our 2009 Equity Incentive Plan, dated as of December 11, 2009 (the “2009 Plan”), as amended, voted, and approved in the annual shareholders meeting on June 22, 2019; and (iii) 539,386 additional shares of Common Stock, or eight annual increases added on July 1, from 2016 to 2023, in an amount equal to one percent of the Company’s outstanding shares of the Common Stock on each such date, issuable under the Third Amended and Restated Employee Stock Purchase Plan dated as of May 15, 2015 (the “Third Amended ESPP” or “ESPP”) pursuant to Section 3(a), the “evergreen” provision contained in ESPP. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

We filed a registration statement on Form S-8 on July 22, 2013 (File Number 333-190075) with 3,000,000 shares of Common Stock under the 2009 Plan and the 1,250,000 shares of Common Stock under the 2012 Amended and Restated Employee Stock Purchase Plan, dated October 19, 2012 (the “First Amended ESPP”). We later filed a registration statement on Form S-8 on October 24, 2014 (File Number 333-199590) with 3,000,000 shares of Common Stock under the 2009 Plan, the 1,873,059 shares of Common Stock under the Second Amended and Restated Employee Stock Purchase Plan, dated September 29, 2014 (the “Second Amended ESPP”), and 623,059 additional shares of Common Stock, or two annual increases added on July 1, 2013 and 2014, in an amount equal to one percent of the Company’s outstanding shares of the Common Stock on each such date, pursuant to Section 3(a), or the “evergreen” provision contained in the Second Amended ESPP. We later filed a registration statement on Form S-8 on March 25, 2016 (File Number 333-210407) with 3,000,000 shares of Common Stock under the 2009 Plan, the 1,250,000 additional shares of Common Stock issuable under the Third Amended and Restated Employee Stock Purchase Plan dated as of May 15, 2015 (the “Third Amended ESPP”), and the 359,052 additional shares of Common Stock, or one annual increase added on July 1, 2015, in an amount equal to one percent of the Company’s outstanding shares of the Common Stock on such date, pursuant to Section 3(a), the “evergreen” provision contained in the Third Amended ESPP. In accordance with General Instruction E to Form S-8, the contents of such prior registration statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in the 2023 Plan, the 2009 Plan, and/or the ESPP, as the case may be, as specified by Rule 428(b)(1) of the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and may not be, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, and all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)	the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on December 3, 2009, including any amendment or report filed for the purpose of updating such information;

(2)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Commission on November 7, 2023;

(3)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (2) above.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be addressed to:

China Green Agriculture, Inc.

Investors Relations

+86-29-88266368

3rd floor, Borough A, Block A. No. 181,

South Taibai Road, Xi’an, Shaanxi province, PRC 710065

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, is as follows:

(a) Subsection 1 of Section 78.7502 of the Nevada Corporation Law empowers a corporation to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.”

Subsection 2 of Section 78.7502 empowers a corporation to “indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

Subsection 3 of Section 78.7502 further provides that “to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

(b) The Articles of Incorporation of the Company generally allows indemnification of officers and directors to the fullest extent allowed by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is hereby made to the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xi’an, Shaanxi Province, People’s Republic of China on this 10th day of November 2023.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Zhuoyu Li
Name:	Zhuoyu Li
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Zhuoyu Li and Yongcheng Yang, or either of them, his true and lawful attorney-in-facts and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhuoyu Li	Chairman of the Board of Directors	November 10, 2023
Zhuoyu Li	and Chief Executive Officer
(Principal Executive Officer)

/s/ Yongcheng Yang	Chief Financial Officer	November 10, 2023
Yongcheng Yang	(Principal Financial and
Accounting Officer)

/s/ Jian Huang	Director	November 10, 2023
Jian Huang

/s/ Xiaolai Li	Director	November 10, 2023
Xiaolai Li

/s/ Daqing Zhu	Director	November 10, 2023
Daqing Zhu

/s/ Lianfu Liu	Director	November 10, 2023
Lianfu Liu
/s/ Shiyu Zhang	Director	November 10, 2023
Shiyu Zhang

/s/ Jinjun Lu	Director	November 10, 2023
Jinjun Lu

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Haddan & Zepfel LLP (regarding validity of common stock being registered).*

10.1	2009 Equity Incentive Plan of China Green Agriculture, Inc. dated December 11, 2009 (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed with the Commission on December 22, 2009).

10.2	Amendment to 2009 Equity Incentive Plan of China Green Agriculture, Inc. dated October 29, 2012 (incorporated herein by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on October 29, 2012).

10.3	Amendment No. 2 to 2009 Equity Incentive Plan of China Green Agriculture, Inc. dated October 25, 2013 (incorporated herein by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on October 28, 2013).

10.4

Amendment No. 3 to 2009 Equity Incentive Plan of China Green Agriculture, Inc. dated May 15, 2015 (incorporated herein by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on May 15, 2015).

10.5

 Amendment No. 4 to 2009 Equity Incentive Plan of China Green Agriculture, Inc. dated April 23, 2019 (incorporated herein by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on May 10, 2019).

10.6	2012 Employee Stock Purchase Plan dated August 9, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on August 15, 2012)

10.7	2012 Amended and Restated Employee Stock Purchase Plan dated October 19, 2012 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Commission on November 19, 2012).

10.8	The Second Amended and Restated Employee Stock Purchase Plan dated September 29, 2014 (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-8 filed with the Commission on October 24, 2014).

10.9

The Third Amended and Restated Employee Stock Purchase Plan dated May 15, 2015 (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-8 filed with the Commission on March 25, 2016).

10.10

2023 Equity Incentive Plan of China Green Agriculture, Inc. dated August 15, 2023 (incorporated herein by reference to Annex A to the Definitive Proxy Statement on Schedule 14A filed with the Commission on September 19, 2023).

23.1	Consent of Haddan & Zepfel LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of GAO CPA Firm.*

24.1	Power of Attorney (included in the signature page hereto).

107	Filing Fee Table.*

*	Exhibits filed herewith.

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